As filed with the Securities and Exchange Commission on November 20, 2017

Registration No. 333-156475

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The New York Times Company

(Exact Name of Company as Specified in its Charter)

New York	13-1102020
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

620 Eighth Avenue

New York, New York 10018

(212) 556-1234

(Address, including zip code, and telephone number, including area code, of Company’s principal executive offices)

The New York Times Companies Supplemental

Retirement and Investment Plan

(Full Title of the Plan)

Diane Brayton

Executive Vice President, General Counsel and Secretary

The New York Times Company

620 Eighth Avenue

New York, New York 10018

(212) 556-1234

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Howard A. Kenny

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

(212) 309-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION

The New York Times Company (the “Company”) registered plan interests in The New York Times Companies Supplemental Retirement and Investment Plan (the “Plan”), which were offered to eligible employees of the Company. The Company also registered 5,500,000 shares of its Class A common stock in which employee contributions could be invested pursuant to the Plan.

The Plan has been amended so as no longer to permit participants in the Plan to invest their contributions in the Company’s Class A common stock. Accordingly, the Company hereby removes from registration all plan interests and Class A common stock not sold pursuant to the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 20th day of November, 2017.

THE NEW YORK TIMES COMPANY

Date: November 20, 2017	By:	/s/ Diane Brayton
Name: Diane Brayton
Title: Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 20th day of November, 2017.

THE NEW YORK TIMES COMPANIES SUPPLEMENTAL RETIREMENT AND INVESTMENT PLAN

Date: November 20, 2017	By:	/s/ Craig Sidell
Name: Craig Sidell
Title: Plan Administrator